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                                                           EXHIBIT 99.11


                     CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of G.T. Global Variable Investment Trust:

      GT Global Variable Strategic Income Fund
      GT Global Variable Global Government Income Fund
      GT Global Variable Latin America Fund
      GT Global Variable Growth & Income Fund
      GT Global Variable U.S. Government Income Fund
      GT Global Variable Telecommunications Fund
      GT Global Variable Emerging Markets Fund
      GT Global Variable Natural Resources Fund
      GT Global Variable Infrastructure Fund


We consent to the inclusion in Post Effective Amendment No. 13 to the Registration Statement of G.T. Global Variable Investment Trust on Form N-1A (File No. 811-7164) of our report dated February 14, 1997 on our audit of the financial statements and financial highlights of the above referenced funds which is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is included in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Independent Accountants."



                                            /s/ COOPERS & LYBRAND L.L.P.
                                            ---------------------------------
                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 29, 1997